EXHIBIT 10.1

Letter of Agreement between PMTP SA and Arobs Transilvania Software, SA dated September 19, 2016

Letter of Agreement

Number 497 From September 19, 2016

This Letter of Agreement (the „Agreement") is entered into as of June 9, 2016 (the „Effective date") by and between PMTP SA (the „Customer") a company with the registered adress at via Balestra 31, Lugano, Switzerland AND **Arobs Transilvania Software SA** (the „Supplier") a company registered in Romania, Str. Donath, Nr. 11, Ap. 28, Cluj-Napoca, 400301 with VAT number RO 11291045, legally represented by Voicu Oprean, whereby the Customer wished to retain Supplier to perform certain services all in accordance with, and subject to, the terms and conditions of this Agreement.

1 Allocated resources

1.1 SUPPLIER shall allocate the following resources at the specified hourly rates:

- Adrian Fatol at an hourly rate of 27 EUR – allocation of 2 hours/day;
- Razvan Moldovan at an hourly rate of 27 EUR – allocation of 8 hours/day;

2 Commencement and Termination

2.1 Commencement of the AGREEMENT

This AGREEMENT shall enter into force after having been signed by the Parties as from September 19, 2016 and is in effect until October 31, 2016.

3 Compensations, Expenses and Invoicing

SUPPLIER will issue one invoice at the end of the project, payable within 15 calendar days of the invoice date. The compensation is calculated on the effective hours spent on the project till the termination.

4 Obligations of the Parties

4.1 Under this AGREEMENT, SUPPLIER has the following obligations:

4.1.1 To perform reasonable diligence for the delivery of the SERVICES in due time and, in case the timeframes of delivery may not be respected, to inform CUSTOMER immediately, in order to diminish any losses which might be suffered and try to find solutions for the arisen problems together with CUSTOMER. Any delay in the agreed terms shall be justified.

4.1.2 SUPPLIER has the right to hire, assign, reassign, discipline and/or fire their own Employees. If any ALLOCATED SPECIALIST assigned to CUSTOMER project terminates his/her employment AGREEMENT with the employer, SUPPLIER will use best efforts to promptly replace such ALLOCATED SPECIALIST with another possessing a substantially similar skill set and experience.

4.1.3 By providing SERVICES under this AGREEMENT, SUPPLIER agrees to deliberately avoid the development of any products that would infringe one or more patents or other individual proprietary rights of any third party that it is aware of. Should SUPPLIER become aware of any such possible infringement during the performance of the AGREEMENT, it shall promptly notify CUSTOMR thereof in writing.

4.1.4 The SUPPLIER does not have the right to subcontract the services under this agreement.

4.2 Under this AGREEMENT, CUSTOMER has the following obligations:

4.2.1 To make, in due time, as defined in the Agreement, payments for the SERVICES delivered by SUPPLIER.

4.2.2 To communicate to SUPPLIER the reason for not accepting an invoice within 5 calendar DAYS of its receipt, should such a situation occur.

4.2.3 To deliver in reasonable time to SUPPLIER all material and information reasonably requested for the execution of AGREEMENT obligations and clarifying the requirements in a timely manner so that the work pipeline is maintained. Any delays due to non-compliance thereof will exonerate SUPPLIER for non-deliverance proportionally to the time it takes CUSTOMER to clarify the requirements and for the sections of the work affected by the requirements. If an ALLOCATED SPECIALIST that is part of a remote team working under SUPPLIER's supervision becomes idle because of delays in clarifying the requirements caused by SUPPLIER, the idle time will be still billed to CUSTOMER.

4.2.4 To reasonably collaborate with SUPPLIER for finding solutions when delays in the agreed time frames are identified.

4.2.5 To assign the tasks for the ALLOCATED SPECIALIST to the PROJECT MANAGER in charge through email, instant message, fax, or in writing and to monitor the utilization of the ALLOCATED SPECIALIST.

4.2.6 To provide SUPPLIER with a 30 calendar day notice to get an extra SPECIALIST assigned to the project
To provide SUPPLIER with a 45 calendar day notice for any requested change or removal of an ALLOCATED SPECIALIST

5 Intellectual Property Rights

5.1 SUPPLIER hereby assigns and transfers to CUSTOMER all intellectual property rights, including copyrights, patent applications and patents, in the Software (including updates and upgrades), the related documentation and all other works created under this Agreement.

5.2 SUPPLIER shall ensure that it has all rights for transferring the intellectual property rights to CUSTOMER. SUPPLIER shall arrange for its employees and subcontractors to execute and deliver any document or instrument reasonably requested by CUSTOMER to reflect CUSTOMER's ownership of the material or in connection with any application for a patent.

5.3 SUPPLIER is bound to not share, sell or give the code or access to the code or knowledge of the code developed for the CUSTOMER under this Agreement to anybody or any organization, unless the former has a written approval from CUSTOMER

6 Non-Disclosure

6.1 Any Confidential Information (including the terms of this Agreement) shall not be disclosed by either party in any unauthorised manner without the prior written consent of the other party, not to be unreasonably withheld.

6.2 The recipient of CONFIDENTIAL INFORMATION does not have the right to disclose CONFIDENTIAL INFORMATION to other persons, employees, agents or entrepreneurs besides the ones that need to know the CONFIDENTIAL INFORMATION for the performance of the Agreement obligations, have agreed to substantially similar confidentiality obligations as the recipient,

6.3 The recipient of the CONFIDENTIAL INFORMATION will protect such information using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care.

6.4 If the recipient of the CONFIDENTIAL INFORMATION ascertains that the CONFIDENTIAL INFORMATION was in non-authorized mode disclosed, lost or used for other purposes than those agreed upon, he shall promptly notify the other party.

6.5 The confidentiality obligations of the parties which derive from the present chapter are binding for the entire duration of the AGREEMENT and remain valid for a period of 3 year from the date of AGREEMENT completion, termination or cessation for whatever reason.

6.6 All CONFIDENTIAL INFORMATION shall remain the property of the disclosing party and shall be returned to the disclosing party after the recipient's need for it has expired or upon request of the disclosing party and, in any event, upon the completion, termination or cessation of this AGREEMENT for whatever reason.

6.7 In the event of a violation of the provisions in this paragraph, the injured party may request from the party in default to pay a penalty proportional to the damage caused.

7 Non-Solicitation

During the term of this Agreement and for a period of two (2) years after its completion, termination or cessation for whatever reason, none of the parties shall, without the prior written consent of the other party, directly or indirectly, deparately or in association with others solicit for employment any of the other party's employees, independent contractors or consultants of the other party with whom it shall have had a direct involvement or connection with the provision of Services hereunder. In the event of a violation of this provision, the parties hereto understand and agree that actual damage will be difficult to determine and, therefore agree that the party violating this provision shall pay to the other party the sum of 20.000 EUR for each employee solicited and hired, as penalties.

8 Contractual Liability

8.1 If Customer does not complete payments for the due amounts to Supplier as per the dispositions of the present contract, Supplier is entitled to suspend the assignment and/or work on SERVICES until Customer pays the outstanding balance owed to Supplier.

8.2 .

8.3 None of the contracting parties shall be held responsible for the non-execution, late or improper execution, total or partial, of any of the Agreement obligations in case of Force Majeure. The party that invokes Force Majeure is obliged to notify the other party within 5 calendar days from the date when the case of Force Majeure has appeared and Force Majeure has to be proven by documents certified by a competent authority.

8.4 In the event that the situation of Force Majeure lasts for more than 30 days, any party has the right to terminate the AGREEMENT unilaterally without judicial action, by written notice sent to the other party. In this case the AGREEMENT is considered terminated from the date when the termination note is received by the other party.

9 Litigations

9.1 This AGREEMENT shall be subject to the laws of Romania.

9.2 The parties agree that for any dispute that might arise from the interpretation, execution and/or performance of this AGREEMENT an amiable solution should be sought first.

9.3 The exclusive venue for all disputes arising out of or in connection with this AGREEMENT shall be – to the extent legally possible – Cluj-Napoca (Romania).

10 Agreed and Signed: The parties signed two originals of this 4 page AGREEMENT at June 9,2016

10.1 The parties signed 3 pages of the Letter of Agreement and Exhibit A which contains 1 page.

CUSTOMER: PMPT SA
Name, Title: Maurizio Codoni, CEO
Date: 19.09.2016
Place:
Email:
Signed:

SUPPLIER: AROBS Transilvania Software SA
Voicu OPREAN, Administrator
Date: 19.09.2016
Place: Cluj-Napoca
Email: vo@arobs.com
Signed:

Aurelian Deaconu, Executive Director
Date: 09.09.2016
Place: Cluj-Napoca
Email: aurelian.deaconu@arobs.com
Signed:

Legally approved: Florina Florean

C.U.I. RO11291045 · O.R.C. J12/1845/1998 www.arobs.ro AROBS Transilvania Software 1 CLUJ-NAPOCA ROMANIA